Exhibit 24.1

REGISTRATION STATEMENT ON FORM S-4

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of FirstEnergy Pennsylvania Electric Company, a Pennsylvania corporation (the “Company”), hereby constitutes and appoints James A. Arcuri, Vice President and Associate General Counsel, as the true and lawful attorney-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-4 relating to the registration of senior notes of the Company, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorney and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 1st day of September 2026.

/s/ John W. Hawkins Jr.	/s/ Jason J. Lisowski
John W. Hawkins Jr. President and Director (Principal Executive Officer)	Jason J. Lisowski Vice President and Controller (Principal Accounting Officer)

/s/ Kelly Gower	/s/ A. Wade Smith
Kelly Gower Vice President, State Finance & Regulatory (Principal Financial Officer)	A. Wade Smith Director

/s/ Toby L. Thomas
Toby L. Thomas Director